UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact name of Registrant as specified in its charter)

New York	95-3540776
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

521 West 57th Street New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
0.500% Senior Notes due 2021	The New York Stock Exchange
1.800% Senior Notes due 2026	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-209889

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

International Flavors & Fragrances Inc. (the “Registrant”) registers hereunder its 0.500% Senior Notes due 2021 and 1.800% Senior Notes due 2026 (collectively, the “Notes”). For a description of the Notes, reference is made to the information under the heading (i) “Description of the Notes” in the prospectus supplement dated September 20, 2018 (the “Prospectus Supplement”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”) on September 21, 2018 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus dated August 6, 2018 (the “Prospectus”) filed as part of the Registrant’s registration statement on Form S-3, as amended (File No. 333-209889), as filed with the Commission on August 6, 2018 and (ii) “Description of Debt Securities” in the Prospectus. Each description referred to above, and the Prospectus and Prospectus Supplement, is hereby incorporated herein by reference and made part of this registration statement in its entirety.

Item 2. Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of March 2, 2016, between International Flavors & Fragrances Inc. and U.S. Bank National Association, as Trustee, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-209889) filed on March 2, 2016.

4.2	Fourth Supplemental Indenture between International Flavors & Fragrances Inc. and U.S. Bank National Association, as Trustee (including the form of Notes).*

99.1	Prospectus supplement dated September 20, 2018 relating to the Notes and the accompanying prospectus dated August 6, 2018, as amended, filed on September 21, 2018 (File No. 333-209889) (incorporated by reference herein).

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

Date: September 21, 2018	By:	/s/ Andreas Fibig
	Name:	Andreas Fibig
	Title:	Chairman and Chief Executive Officer